Exhibit 99.1

continued
Grafton, and Coos Counties are not yet benefiting as much from the improving national economy. The important tourism sector of our local economy appears to be thriving. A very good winter season was joined by an excellent summer and fall season, which is just what the industry needed. It seems like quite a long time since we have sensed such optimism among travel and tourism business owners. Other sectors such as construction also seem to be improving, with the same West to East phenomenon mentioned above. Overall it is fair to observe that the local economy is better now than the same time last year. This is good for our Company.
During this quarter the financial regulatory community published final rules on Basel III Capital Standards, a topic much discussed in this forum previously. The community banking sector was spared some of the most painful portions of the previously proposed Capital Standards. We have modeled our balance sheet to the new capital standards and find that we will continue to be considered "well capitalized" when the new capital standards are fully implemented. With this clarity available, your directors considered our earnings and dividend payout ratio and voted to issue a dividend of 26 cents per share to shareholders of record on October 26, 2013 and payable on November 7, 2013. This reflects a one cent per share, or 4%, increase from the previous dividend. Enclosed please find your dividend check or advice of deposit.
Sincerely,

November 7, 2013
ABOUT UNION BANKSHARES
DEAR SHAREHOLDER,
We are pleased to report our financial results for the quarter ended September 30, 2013. Net income for the quarter was $2.1 million, or $0.47 per share, compared to $2.0 million, or $0.44 per share for the comparable quarter in 2012. Year to date earnings for 2013 were $5.6 million, or $1.26 per share, compared to $4.6 million, or $1.04 per share, for 2012. Thus far, for the first nine months of the year, we are running 21% ahead of the same period last year.
Total assets for the quarter ended September 30, 2013 were $574.7 million compared to $582.9 million for the same period in 2012. As a reminder, in December of 2012 we undertook a modest deleveraging of our balance sheet, paying off approximately $11.0 million in borrowed funds. Total loans grew to $476.1 million as of September 30, 2013 from $464.7 million as of September 30, 2012. The increase is attributable to strong residential loan demand during the last quarter of 2012 and the first nine months of 2013, and solid demand for construction and commercial real estate loans. We continue to manage interest rate risk by selling the majority of the fifteen and thirty year residential mortgage loans originated. Our total deposits reached $507.3 million compared to the prior year of $504.8 million. Your Company had total capital of $46.7 million with a book value per share of $10.47 as of September 30, 2013 compared to $42.1 million and $9.45 per share at September 30, 2012.
Results for 2013 thus far reflect a year to year increase in net interest income of $220 thousand, a decrease in the provision for loan losses of $280 thousand, and a decrease in noninterest expenses of $1.4 million. These improvements were partially offset by a decrease in noninterest income year over year of $497 thousand. The gain on the sale of residential real estate loans was $1.8 million for the nine months ended September 30, 2013 compared to $2.4 million for the same period in 2012. Our sold loan volume is higher in 2013 compared to 2012, however the margins on these sales have decreased year over year due to market conditions. Noninterest expenses decreased year over year primarily due to a reduction of $1.2 million in pension and employee benefits as a result of freezing the defined benefit pension plan as of October 5, 2012 and a decrease in Other Expenses of $301 thousand, which was mainly due to the $491 thousand decrease in the expense of Other Real Estate Owned.
We are pleased with the performance of our loan portfolio. Our past due and non-accrual loans are lower both as a percentage of assets and in actual dollars. As a result, the costs associated with credit losses are down compared to last year. Notably, our net loan losses were $114 thousand for the nine months ended 2013 compared to $180 thousand for the same period in 2012. Likewise, the cost to carry bank owned properties, otherwise known as OREO Expense, was down considerably year over year, from $579 thousand in 2012 compared to $88 thousand in 2013. The reasons for this are a modestly improving economy, sound underwriting, and diligent collection efforts. Improvement in this area obviously improves our bottom line performance.
The economy in our market area is a bit of a mixed bag, with mostly positive news. The real estate market has seen some improvement, though this improvement is stronger to weaker, from West to East in our market area. The same can be said for the economy as a whole, with Franklin, Chittenden, and Lamoille Counties seeing significant improvements, while Caledonia,

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 16 banking offices, a loan center and 33 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $574 million provides the financial strength to successfully serve its constituents.
Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
Kenneth D. Gibbons Chairman	David S. Silverman President & CEO
UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

VERMONT	MORRISVILLE	STOWE
DANVILLE	20 Lower Main St. 802-888-6600	47 Park St. 802-253-6600
421 Route 2 East 802-684-2211
	65 Northgate Plaza Route 100 802-888-6860	NEW HAMPSHIRE
FAIRFAX		GROVETON
Jct. Rtes. 104&128 802-849-2600		3 State Street 603-636-1611	Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	LITTLETON
103 VT Rte. 15 802-472-8100		263 Dells Road 603-444-7136
ST. JOHNSBURY
JEFFERSONVILLE	364 Railroad St. 802-748-3131	76 Main Street 603-444-5321	NASDAQ Stock Market
44 Main Street 802-644-6600			Ticker Symbol:	UNB
	325 Portland St. 802-748-3121	N. WOODSTOCK	Corporate Name:	Union Bankshares, Inc.
JOHNSON		155 Main Street 603-745-2488	Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
198 Lower Main St. 802-635-6600
	S. BURLINGTON		Investor Relations:	www.UnionBankVT.com
LYNDONVILLE	Loan Center 30 Kimball Ave. 802-865-1000
183 Depot St. 802-626-3100

Third Quarter Financial Report		OFFICERS - UNION BANK		CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
		Tracy Pierce Ash-Assistant Treasurer	Littleton	ASSETS	September 30, 2013		September 30, 2012
		Diana M. Ashley-Assistant Treasurer	Fairfax	Cash and due from banks		$4,032		$4,207
		Rhonda L. Bennett-Vice President	Morrisville	Federal funds sold & overnight deposits		12,377		30,873
DIRECTORS - UNION BANKSHARES, INC.		Sherrie A. Bull-Vice President	Morrisville	Interest bearing deposits in banks		19,562		19,634
		Stacey L.B. Chase-Assistant Vice President	Morrisville	Investment securities		36,740		35,057
Kenneth D. Gibbons-Chairman	David S. Silverman	Barbara J. Churchill-Assistant Treasurer	Morrisville	Loans held for sale		4,221		15,318
Cynthia D. Borck	John H. Steel	Everett C. Comstock-Assistant Treasurer	Morrisville	Loans, net		471,855		449,341
Steven J. Bourgeois	Schuyler W. Sweet	Jeffrey G. Coslett-Senior Vice President	Morrisville	Reserve for loan losses		(4,773)		(4,556)
Timothy W. Sargent	Neil J. Van Dyke	John A. Currier-Assistant Vice President	Groveton	Premises and equipment, net		10,769		10,328
		Michael C. Curtis-Vice President	St. Albans	Other real estate owned, net		483		1,451
		Jennifer M. Degree-Assistant Treasurer	Morrisville	Accrued interest & other assets		19,404		21,262
		Ronald C. Dion-Assistant Treasurer	Morrisville	Total Assets		$574,670		$582,915
DIRECTORS - UNION BANK		Jessica Eastman-Assistant Vice President	So. Burlington	LIABILITIES & SHAREHOLDERS' EQUITY
		Kenneth D. Gibbons-Chairman	Morrisville	Noninterest bearing deposits		$88,723		$79,244
Kenneth D. Gibbons-Chairman	David S. Silverman	Don D. Goodhue-Vice President	Morrisville	Interest bearing deposits		265,225		277,504
Cynthia D. Borck	John H. Steel	Melissa A. Greene-Vice President	Hardwick	Time deposits		153,401		148,068
Steven J. Bourgeois	Schuyler W. Sweet	Paul E. Grogan-Facilities Officer	Morrisville	Borrowed funds		14,190		25,756
John M. Goodrich	Neil J. Van Dyke	Karyn J. Hale-Vice President	Morrisville	Accrued interest & other liabilities		6,449		10,223
Timothy W. Sargent		Claire A. Hindes-Vice President	Morrisville	Common stock		9,855		9,848
		Robert D. Hofmann-Senior Vice President	Morrisville	Additional paid-in capital		360		293
		Patricia N. Hogan-Senior Vice President	Morrisville	Retained earnings		43,034		39,688
OFFICERS - UNION BANKSHARES, INC.		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Accumulated other comprehensive loss		(2,687)		(3,873)
		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Treasury stock at cost		(3,880)		(3,836)
Kenneth D. Gibbons-Chairman		Lynne P. Jewett-Vice President	Morrisville	Total Liabilities & Shareholders' Equity		$574,670		$582,915
David S. Silverman-President & CEO		Stephen H. Kendall-Senior Vice President	Morrisville
Marsha A. Mongeon-Vice President/Treasurer/CFO		Susan F. Lassiter-Vice President	Jeffersonville	Standby letters of credit were $1,621,000 and $2,006,000 at September 30, 2013 and 2012, respectively.
Jeffrey G. Coslett-Vice President		Christine S. Latulip-Regional Vice President	Littleton
John H. Steel-Secretary		R. Ryan Leap-Senior Vice President	Morrisville
JoAnn A. Tallman-Assistant Secretary		Edward L. Levite-Senior Loan Originator	So. Burlington	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Carrie R. Locklin-Assistant Vice President	Morrisville		Sept. 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
		Bonnie J. Losty-Vice President	Morrisville		(3 months ended)		(9 months ended)
REGIONAL ADVISORY BOARDS		John L. Malm-Vice President	Littleton	Interest income	$6,232	$6,355	$18,248	$18,736
		Robyn A. Masi-Vice President	Stowe	Interest expense	609	815	1,870	2,578
NORTHERN NEW HAMPSHIRE		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Net interest income	5,623	5,540	16,378	16,158
Joel S. Bourassa	Schuyler W. Sweet	Samantha A. Norrie-Assistant Treasurer	Littleton	Provision for loan losses	95	150	230	510
Stanley T. Fillion	Norrine A. Williams	Karen Carlson Noyes-Vice President	Morrisville	Net interest income after	5,528	5,390	16,148	15,648
		Barbara A. Olden-Vice President	St. Johnsbury	provision for loan losses
		Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Trust income	155	154	472	460
ST. ALBANS		Bradley S. Prior-Assistant Vice President	Morrisville	Noninterest income	2,031	2,734	5,990	6,499
Steven J. Bourgeois	Daniel J. Luneau	Craig S. Provost-Vice President	Stowe	Noninterest expenses:
Coleen K. Kohaut	Samuel H. Ruggiano	Robert J. Richardson-Vice President	Morrisville	Salaries & wages	2,320	2,235	6,712	6,704
		Lesley S. Russ-Assistant Treasurer	Morrisville	Pension & employee benefits	596	968	1,917	3,083
		David S. Silverman-President & CEO	Morrisville	Occupancy expense, net	249	252	871	881
ST. JOHNSBURY		Judy R. Smith-Vice President	St. Albans	Equipment expense	385	396	1,199	1,082
Michael R. Barrett	Justin P. Lavely	John H. Steel-Secretary	Morrisville	Other expenses	1,546	1,894	4,798	5,099
Dwight A. Davis	Alexandra S. Maclean	Curtis C. Swan-Assistant Vice President	St. Albans	Total	5,096	5,745	15,497	16,849
Rosemary H. Gingue	Mary K. Parent	JoAnn A. Tallman-Assistant Secretary	Morrisville	Income before taxes	2,618	2,533	7,113	5,758
		Melyssa S. Whitcomb-Assistant Treasurer	Lyndonville	Income tax expense	545	552	1,506	1,112
		Lori J. Wiggett-Assistant Treasurer	No. Woodstock	Net income	$2,073	$1,981	$5,607	$4,646
ALL: David S. Silverman		Martha J. Wilkins-Assistant Treasurer	St. Johnsbury	Earnings per share	$0.47	$0.44	$1.26	$1.04
		Lorraine G. Willett-Assistant Vice President	Morrisville	Book value per share			$10.47	$9.45
		Anita D. Woodcock-Vice President	Morrisville